Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350

     For purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing on the date hereof with the Securities and Exchange Commission of the Quarterly Report on Form 10-Q of Net 1 UEPS Technologies, Inc. (“Net1”) for the quarter ended September 30, 2005 (the “Report”), the undersigned, the Chief Financial Officer, Treasurer and Secretary of the Board of Net1, hereby certifies that, to his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Net1.

Date: November 4, 2005	/s/: Herman Kotzé
Name: Herman Kotzé
Chief Financial Officer, Treasurer and
Secretary